EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2022 and 2021, March 31, 2022 and 2021
and the Six-Months Ended June 30, 2022 and 2021

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2022
Composite Materials	$192.0	$73.9	$52.2	$318.1
Engineered Products	35.6	38.0	1.3	74.9
Total	$227.6	$111.9	$53.5	$393.0
	58%	28%	14%	100%
First Quarter 2022
Composite Materials	$184.8	$76.6	$52.4	$313.8
Engineered Products	34.1	41.6	1.1	76.8
Total	$218.9	$118.2	$53.5	$390.6
	56%	30%	14%	100%

Second Quarter 2021
Composite Materials	$116.4	$66.0	$58.5	$240.9
Engineered Products	37.3	40.9	1.2	79.4
Total	$153.7	$106.9	$59.7	$320.3
	48%	33%	19%	100%

First Quarter 2021
Composite Materials	$112.5	$74.8	$49.9	$237.2
Engineered Products	35.1	36.9	1.1	73.1
Total	$147.6	$111.7	$51.0	$310.3
	48%	36%	16%	100%

Year to date June 30, 2022
Composite Materials	$376.8	$150.5	$104.6	$631.9
Engineered Products	69.7	79.6	2.4	151.7
Total	$446.5	$230.1	$107.0	$783.6
	57%	29%	14%	100%

Year to date June 30, 2021
Composite Materials	$228.9	$140.8	$108.4	$478.1
Engineered Products	72.4	77.8	2.3	152.5
Total	$301.3	$218.6	$110.7	$630.6
	48%	35%	17%	100%